Exhibit 99.1

Biocept, Inc. Announces Pricing of $5 Million Public Offering of Common Stock and Warrants

SAN DIEGO, CALIFORNIA -- April 29, 2016 -- Biocept, Inc. (“Biocept”) (Nasdaq: BIOC), today announced that it has priced a registered public offering of an aggregate of approximately 5.0 million shares of common stock at a price to the public of $1.00 per share. Investors will also receive warrants to purchase up to an aggregate of approximately 3.5 million shares of common stock with an exercise price of $1.30 per share.  The warrants are immediately exercisable and have a term of five years. The offering is expected to close on or about May 4, 2016, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. acted as exclusive placement agent for the offering, and ROTH Capital Partners, LLC provided advisory services in connection with the offering.

The total gross proceeds of the offering are expected to be approximately $5.0 million. After deducting the placement agent’s commission and other estimated offering expenses payable by Biocept, the net proceeds to Biocept are expected to be approximately $4.4 million.  Biocept intends to use the net proceeds from the offering for working capital and general corporate purposes.

The shares and warrants are being offered pursuant to an effective shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (SEC). The securities may be offered only by means of a prospectus. The prospectus and a preliminary prospectus supplement related to the offering have been filed with the SEC, and a final prospectus supplement related to the offering will be filed with the SEC, and are available on the SEC’s website located at http://www.sec.gov and may also be obtained from H.C. Wainwright & Co. by emailing placements@hcwco.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Biocept

Biocept is a molecular diagnostics company with commercial tests targeting lung, breast, gastric, colorectal and prostate cancers and melanoma.  The company uses its proprietary liquid biopsy technology to provide physicians with more precise information for treating and monitoring patients with cancer.  The company's patented Target Selector™ liquid biopsy technology platform captures and analyzes circulating tumor DNA in both circulating tumor cells (CTCs) and in plasma (ctDNA).  For additional information, please visit www.biocept.com.

Cautionary Statement on Forward-Looking Statements

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. To the extent that statements in this release are not strictly historical, including without limitation statements regarding the completion of the proposed offering, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our Securities and Exchange Commission (SEC) filings. The effects of such risks and uncertainties could cause actual results to differ materially from the forward-looking statements contained in this release. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law. Readers are advised to review our filings with the SEC, which can be accessed over the Internet at the SEC's website located at www.sec.gov.

Investor ContactMedia Contact

LHA     Trevelino/Keller

Jody CainColleen Murphy

Jcain@lhai.comcmurphy@trevelinokeller.com

310-691-7100404-214-0722, Ext. 109

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